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                                                                     Exhibit 4.4



                           WAIVER AND AMENDMENT NO. 4

                                       TO

                          LOAN AND SECURITY AGREEMENT


         THIS WAIVER AND AMENDMENT NO. 4 ("Amendment No. 4") is entered into as of July 19, 1996, by and between NATIONAL RECORD MART, INC. ("Borrower") and FLEET CAPITAL CORPORATION ("Lender").

                                   BACKGROUND
                                   ----------

         Borrower and Barclays Business Credit, Inc. ("Barclays") entered into a Loan and Security Agreement dated June 11, 1993 which has been amended by letter agreements (a) dated January 12, 1995, which deleted certain covenants and events of default, (b) dated February 24, 1995, which increased the Maximum Revolving Amount from $17,000,000 to $22,000,000, and (c) dated September 8, 1995, which added a provision regarding the charging of interest with respect to Prime Loans (as same has been further amended, supplemented or otherwise modified from time to time, collectively, the "Loan Agreement"). Subsequent to the date that Borrower and Barclays originally entered into the Loan Agreement, Barclays assigned all of its rights and interest in and to the Loan Agreement to Shawmut Capital Corp. ("Shawmut"). Shawmut subsequently assigned all of its rights and interest to Lender. Pursuant to the Loan Agreement, Lender provides Borrower with certain financial accommodations.

         Borrower has requested that Lender amend the Loan Agreement to provide for a special overadvance facility and Lender is willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2.       AMENDMENT TO LOAN AGREEMENT

                  a) Section 1.1 of the Loan Agreement is hereby amended as follows:

                     (i) the following definition is hereby added in its appropriate alphabetical order:
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                     "SPECIAL OVERADVANCE AMOUNT" - an amount equal to
                     (a) $1,400,000 from July 19, 1996 through September 30, 1996 and (b) $0 at all times thereafter, which amount shall be permanently reduced in accordance with the provisions of Section 2.1(C).

                    (ii) subsection (b) of the definition of "Borrowing Base" is hereby amended by (A) re-lettering subparagraphs "(ii)", "(iii)" and "(iv)" to read as "(iii)", "(iv)" and "(v)", respectively and (B) inserting the following new subparagraph "(ii)":

                    "PLUS (ii) up to 100%, in Lender's sole discretion, subject to the provisions of Section 2.1(C) hereof, of the Special Overadvance Amount;"

                (b) Section 2.1 of the Loan Agreement is hereby amended by re-lettering subparagraph "C" as subparagraph "(D)" and inserting the following subparagraph "(C)" in its place and stead:

                    "2.1(C) In the event the Borrower shall receive federal and state tax refunds as described on EXHIBIT 2.1(C) attached hereto (the "Refund"), Borrower shall (i) notify Lender of the receipt of such Refund and (ii) repay the Revolving Credit Loans in an amount equal to 100% of such Refund by depositing same in the Dominion Account, such repayment to be made promptly but in no event more than one (1) Business Day after receipt thereof. Until the date of payment such proceeds shall be held in trust for Lender. The Special Overadvance Amount shall be automatically and permanently reduced, without notice, in an amount equal to such repayment. Such repayments shall be applied to Revolving Credit Loans."

         3. WAIVER. Subject to satisfaction of the conditions precedent set forth in SECTION 4 below, Lender hereby waives the Event of Default that otherwise would have occurred as a result of Borrower's non-compliance with
Section 9.2(L) of the Loan Agreement to the extent that such Event of Default arose solely as a result of Borrower having an Aggregate Adjusted Availability of less than $2,000,000 prior to making Capital Expenditures in excess of $200,000 for the fiscal quarter ended June 29, 1996.

         4. CONDITIONS OF EFFECTIVENESS. This Amendment No. 4 shall become effective upon satisfaction of the following conditions precedent: (i) Lender shall have received (a) four (4) copies of this Amendment No. 4 executed by Borrower and (b) such other certificates, instruments, documents and agreements as may be required by Lender or its

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counsel, each of which shall be in form and substance satisfactory to Lender and its counsel, (ii) Lender shall have received payment of a $14,000 special overadvance fee from Borrower and (iii) all legal fees and expenses incurred by Lender in connection with the preparation of this Amendment No. 4 shall have been paid in full.

         5. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants as follows:

                  (a) This Amendment No. 4 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment No. 4, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not waived hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment No. 4.

                  (c) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

         6.       EFFECT ON THE LOAN AGREEMENT.

         (a) Upon the effectiveness of SECTION 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof, "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

         (b) Except as specifically waived herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment No. 4. shall not operate as a waiver of any other right, power or remedy of Lender, nor constitute a waiver of any other provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         7. GOVERNING LAW. This Amendment No. 4 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.




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         8.  HEADINGS. Section headings in this Amendment No. 4 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 4 for any other purpose.

         9. COUNTERPARTS. This Amendment No. 4 may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment No. 4 has been duly executed as of the day and year first written above.

                                             NATIONAL RECORD MART, INC.


                                             By: /s/ Theresa Carlise
                                                 ------------------------------
                                             Name:  Theresa Carlise
                                             Title: Sr. Vice President/CFO

                                             FLEET CAPITAL CORP.


                                             By: /s/ Timothy G. Johnson
                                                 ------------------------------
                                             Name:  Timothy G. Johnson
                                             Title: Vice President







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